Exhibit 99.1

For Immediate Release

Contact:
Bruce P. Rounds, CFO
Telephone: 920-748-1634

ALLIANCE LAUNDRY PURCHASE COMPLETED OF LAUNDRY SYSTEMS GROUP’S

COMMERCIAL LAUNDRY DIVISION

Ripon, Wis. – July 14, 2006 – Alliance Laundry Systems LLC (“Alliance Laundry”) today announced that they completed the acquisition of substantially all of Laundry System Group NV’s (“LSG”) Commercial Laundry Division for an aggregate transaction value of approximately 59 million Euros. Alliance Laundry is an indirect subsidiary of ALH Holding Inc., a Teachers’ Private Capital portfolio company. The signing of the purchase agreements were announced on May 23, 2006.

LSG’s Commercial Laundry Division (“CLD”) is headquartered in Wevelgem, Belgium. CLD markets commercial washer-extractors, tumbler dryers, and ironers worldwide under the Ipso and Cissell brand names. CLD has manufacturing facilities and sales offices in the United States and Belgium.

Tom L’Esperance, Alliance Laundry’s President and CEO stated, “We are very pleased to have completed this transaction with LSG. Alliance’s management is enthusiastic about the opportunities this transaction presents as we work together to execute our company’s growth objectives.”

About Alliance Laundry Systems LLC

Alliance Laundry Systems LLC (www.comlaundry.com) is a leading North American manufacturer of commercial laundry products and provider of services for laundromats, multi-housing laundries and on-premise laundries. Alliance offers a full line of washers and dryers for light commercial and consumer use as well as large frontloading washers, heavy duty tumbler dryers, and finishing equipment for heavy commercial use. The Company’s products are sold under the well-known brand names Speed Queen®, UniMac®, and Huebsch®.

About Laundry Systems Group NV

Laundry Systems Group (www.laundry-systems-group.com) is one of the major suppliers for the laundry industry. Customers include coin laundries, commercial laundries, on-premise laundries (hotels, hospitals, cruise ships) and textile rental companies. The product range varies from stand-alone washer-extractors, dryers, ironers over transportation and handling systems, tunnel washers, separators, feeders, folders to the complete project management for fully-equipped and professionally managed industrial laundries. LSG has operations in 11 countries, serves customers in more than 80 countries and employs some 1300 employees worldwide. Since 1997 the company has been quoted on Euronext.

About Teachers’ Private Capital

Teachers’ Private Capital (www.otpp.com) is the private investment arm of the $CDN96 billion Ontario Teachers’ Pension Plan, an independent corporation responsible for investing the fund and administering the pensions of Ontario’s 264,000 active and retired teachers. With more than $11 billion in assets, Teachers’ Private Capital is one of Canada’s largest private investors, providing equity and mezzanine debt capital for large and mid-cap companies, venture capital for developing industries, and financing for a growing portfolio of infrastructure and timberland assets worldwide.

Forward Looking Statements

Statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used herein, forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Alliance Holdings or Alliance Laundry to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in Alliance Holdings’ and Alliance Laundry’s filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

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